SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement       [ ] Confidential, For Use of the
                                          Commission Only
[X] Definitive Proxy Statement            (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


               International Telecommunication Data Systems, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)


Payment of Filing Fee (Check the appropriate box)

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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


              INTERNATIONAL TELECOMMUNICATION DATA SYSTEMS, INC.

                              225 High Ridge Road
                          Stamford, Connecticut 06905

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 13, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of International Telecommunication Data Systems, Inc., a Delaware corporation (the "Corporation"), will be held on Monday, April 13, 1998 at 10:00 a.m. at the offices of the Corporation, 225 High Ridge Road, Stamford, Connecticut (the "Meeting") for the purpose of considering and voting upon the following matters:

   1. To elect two Class II Directors for the ensuing three years;

   2. To approve and adopt the Corporation's 1998 Stock Incentive Plan;

   3. To ratify the selection of Ernst & Young LLP as the Corporation's independent public accountants for the current year; and

   4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on Friday, February 27, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

                                          By order of the Board of Directors,



                                          LEWIS D. BAKES, Secretary

March 6, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AND MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

              INTERNATIONAL TELECOMMUNICATION DATA SYSTEMS, INC.

                              225 High Ridge Road
                          Stamford, Connecticut 06905

                                PROXY STATEMENT
                       For Annual Meeting of Stockholders
                           To Be Held April 13, 1998

                               ----------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of International Telecommunication Data Systems, Inc. (the "Corporation") at the Annual Meeting of Stockholders to be held on Monday, April 13, 1998 at 10:00 a.m. at the offices of the Corporation, 225 High Ridge Road, Stamford, Connecticut and at any adjournment of that meeting (the "Meeting").

     All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Corporation or by voting in person at the Meeting. Attendance at the Meeting will not itself be deemed to revoke a Proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the Proxy and vote in person.

     On February 27, 1998, the record date for determination of stockholders entitled to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 13,422,007 shares of Common Stock of the Corporation, $.01 par value per share (the "Common Stock"). Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting.


     The share numbers and prices per share presented in this Proxy Statement have been adjusted to give effect to the three-for-two split of the Common Stock of the Corporation, effected in the form of a stock dividend, which will be distributed on or about March 9, 1998 to Shareholders of record on February 23, 1998.


     A copy of the Corporation's Annual Report to Stockholders for the year ended December 31, 1997, which contains financial statements and other information of interest to stockholders and accompanies this Notice and Proxy Statement, is being mailed to stockholders on or about March 10, 1998.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information as of December 31, 1997 with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Corporation to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) the directors and director nominees of the Corporation, (iii) the Chief Executive Officers and the other executive officers listed in the Summary Compensation Table below, and (iv) the directors and executive officers of the Corporation as a group.

                                                                                   Amount and Nature
                                                                              of Beneficial Ownership(2)
                                                                            -------------------------------
                           Name and Address(1)                               Number of
                           of Beneficial Owner                                 Shares      Percent of Class
                           -------------------                               ----------    ----------------
Essex Investment Management Company .....................................    2,127,979           16.6%
 125 High Street
 Boston, MA 02110
Mark D. Spitzer(3) ......................................................    1,262,902            9.9%
 440 Michigan Rd.
 New Canaan, CT 06840
Dresdner RCM Global Investors LLC; ......................................    1,268,550            9.9%
RCM Limited L.P.;
RCM General Corporation
 4 Embarcadero Center
 San Francisco, CA 94111(4)
Joseph A. Juliano(5) ....................................................       28,635              *
Peter P. Bassermann(6) ..................................................        9,375              *
Charles L. Bakes(7) .....................................................    1,169,241            9.1%
Lewis D. Bakes(8) .......................................................    1,360,939           10.6%
Barry K. Lewis(9) .......................................................       34,080              *
Peter L. Masanotti(10) ..................................................       46,327              *
Stuart L. Bell(11) ......................................................       39,375              *
Stephen J. Saft(12) .....................................................        2,250              *
All directors and executive officers as a group (9 persons)(13) .........    1,491,011           11.6%

----------------
 *  Less than 1%
(1) The address of each person for whom no address is included in the table is 225 High Ridge Road, Stamford, Connecticut 06905.

(2) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after December 31, 1997 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity. Percentage of Class is based on 12,786,739 shares of Common Stock outstanding as of December 31, 1997, plus any shares which the person in question has the right to acquire within 60 days after December 31, 1997.

(3) Represents beneficial ownership as of January 31, 1998 and includes 15,000 shares held in the name of the Mark D. Spitzer Family Foundation.

(4) According to Schedule 13G filed with the Securities and Exchange Commission, Dresdner RCM Global Investors LLC ("Dresdner") is an investment adviser of which RCM Limited L.P. ("RCM Limited") is the managing agent; RCM General Corporation ("RCM General") is the General Partner of RCM Limited. RCM General and RCM Limited disclaim beneficial ownership of the shares except to the extent they are deemed to have beneficial ownership of shares beneficially owned by Dresdner.

(5) Includes 1,500 shares issuable pursuant to outstanding options exercisable within 60 days after December 31, 1997.

 (6) Represents 9,375 shares issuable pursuant to outstanding options exercisable within 60 days after December 31, 1997.

 (7) Represents 1,169,241 shares beneficially owned by Mr. C. Bakes's wife, as to which shares Mr. C. Bakes disclaims beneficial ownership.

 (8) Represents 1,351,849 shares beneficially owned by Mr. L. Bakes's wife and 9,090 shares held by or in trust for the benefit of his children. Mr. L. Bakes disclaims beneficial ownership of all of such shares.

 (9) Includes 8,625 shares issuable pursuant to outstanding options exercisable within 60 days after December 31, 1997.

(10) Includes 42,202 shares beneficially owned by Mr. Masanotti's wife, as to which shares Mr. Masanotti disclaims beneficial ownership. Also includes 4,125 shares issuable pursuant to outstanding options exercisable within 60 days after December 31, 1997.

(11) Includes 9,375 shares issuable pursuant to outstanding options exercisable within 60 days after December 31, 1997.

(12) Represents 2,250 shares beneficially owned by Mr. Saft's wife, as to which shares Mr. Saft disclaims beneficial ownership.

(13) Includes 33,000 shares issuable pursuant to outstanding options exercisable after December 31, 1997.

Votes Required

     The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.


     The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Meeting is required for the election of the Class II Directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting on the matter is required for the approval of the Corporation's 1998 Stock Incentive Plan and the ratification of the appointment of the Corporation's independent accountants.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on the election of the Class II Directors, the approval of the Corporation's 1998 Stock Incentive Plan or the ratification of the appointment of independent accountants.



                             ELECTION OF DIRECTORS

     The Corporation has a classified Board of Directors consisting of two Class I Directors, two Class II Directors, and one Class III Director. The term of office of the Class II Directors expires at the 1998 Annual Meeting. The Class I and Class III Directors will serve until the annual meeting of stockholders to be held in 2000 and 1999, respectively, and until their successors are elected and qualified. The Board of Directors proposes that the nominees described below, both of whom are currently serving as Class II Directors, be elected to a new term of three years and until their successors are elected and qualified.

     The persons named in the enclosed proxy will vote to elect, as Class II Directors, Lewis D. Bakes and Peter P. Bassermann, the nominees named below, unless the proxy is marked otherwise. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

     For each member of the Board of Directors, including those who are nominees for election as Class II Directors, listed below is information given by each concerning his principal occupation and business experience for the past five years, the names of other publicly held companies of which he serves as a director and his age and length of service as a director of the Corporation.

                                 Director   Principal Occupation, Other Business Experience
         Name            Age      Since     During Past Five Years and Other Directorships
---------------------   -----   ---------   ---------------------------------------------------------------
Nominees for Terms Expiring in 2001 (Class II Directors)
Lewis D. Bakes           40       1990      Chairman of the Board since February 1998; Executive Vice
                                            President and Chief Operating Officer of the Corporation since
                                            1990.
Peter P. Bassermann      48       1997      President and Chief Executive Officer of the Corporation since
                                            1997; President of SNET Mobility of Southern New England
                                            Telecommunications Corporation, a wireless carrier, from 1987 to 1997.
Director Whose Term Expires in 1999 (Class III Director)
Peter L. Masanotti       43       1997      Executive Vice President since 1998; Vice President and
                                            General Counsel of the Corporation since 1996; Attorney with
                                            Kleban & Samor, P.C. from 1980 to 1996.
Directors Whose Terms Expire in 2000 (Class I Directors)
Stuart L. Bell           44       1996      Vice Chairman of the Board of Interval International, a
                                            vacation exchange company, since 1997; director of Harbinger
                                            Corporation, an electronic commerce company, since 1995;
                                            director of Alarmguard Holdings, Inc., a home and office
                                            security company, since 1997; Chairman of the Board of
                                            Innovative Medical Research, Inc., a medical research company, from 1995 to 1998; Assistant to the Chief Executive Officer of
                                            Cendant Corporation, formerly CUC International, a
                                            membership services company, from 1995 to 1998, and; Chief
                                            Financial Officer, Treasurer and Executive Vice President,
                                            Office of the President, of Cendant Corporation from 1975 to
                                            1995.
Stephen J. Saft          53       1997      Attorney with Kleban & Samor, P.C. since 1979.


     For information relating to shares of Common Stock owned by each of the directors, see "Security Ownership of Certain Beneficial Owners and Management."

Board and Committee Meetings

     The standing Audit Committee of the Board of Directors is responsible for reviewing financial reports, accounting procedures and the scope and results of the annual audit of the Corporation's financial statements. The Audit Committee met twice during 1997. The current members of the Audit Committee are Messrs. Bell and Saft.


     The standing Compensation Committee of the Board of Directors is responsible for reviewing compensation issues and making decisions concerning the compensation (including stock option grants) of the Corporation's executive officers. The Compensation Committee did not formally meet during 1997 but participated in discussions concerning compensation with the entire Board of Directors. The current members of the Compensation Committee are Messrs. Bell and Saft.


     The Board of Directors met eight times during 1997. Each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he then served.

Director Compensation

     Directors are not entitled to compensation in their capacities as directors. All of the directors are reimbursed for their expenses incurred in connection with their attendance at Board and committee meetings.

     On June 2, 1997, the Corporation granted to Mr. Bell an option to purchase up to 15,000 shares of Common Stock at an exercise price of $11.50 per share. The option becomes exercisable in four equal annual installments beginning June 2, 1998.

     On June 2, 1997, the Corporation granted to Mr. Saft an option to purchase up to 37,500 shares of Common Stock at an exercise price of $11.50 per share. The option becomes exercisable in four equal annual installments beginning June 2, 1998.

Compensation of Executive Officers

 Employment Agreements

     The Corporation has an employment agreement with Lewis D. Bakes, Executive Vice President and Chief Operating Officer, dated January 1, 1998 which is effective until December 31, 2000 unless earlier terminated or automatically renewed for additional one-year terms. The agreement provides for an annual base salary of $275,000 (plus increases determined in the discretion of the Corporation and performance bonuses to be determined in the discretion of the Board of Directors). Mr. Bakes is bound by a covenant not to complete during his employment with the Corporation and for one year thereafter. Upon a change in control, as defined in the agreement, Mr. Bakes is entitled to receive a lump sum payment equal to 36 months of base salary and immediate vesting of all outstanding stock options.

     The Corporation has an employment agreement with Peter P. Bassermann, President and Chief Executive Officer, dated September 3, 1997, as amended on January 1, 1998. The agreement provides for an annual base salary of $275,000 per annum (plus performance bonuses to be determined in the discretion of the Board of Directors). The agreement will continue in full force and effect until December 31, 2000 unless sooner terminated or renewed for additional one-year terms by agreement of the parties. The agreement contains a covenant not to compete which is effective during Mr. Bassermann's employment with the Corporation and for one year thereafter. Upon execution of the agreement, Mr. Bassermann was granted options to purchase 150,000 shares of Common Stock. Upon a change in control, as defined in the agreement, Mr. Bassermann is entitled to receive a lump sum payment in an amount equal to 36 months of base salary and immediate vesting of all outstanding stock options.

     The Corporation has an employment agreement, dated as of October 5, 1996, with Joseph A. Juliano, Executive Vice President of Strategic Product Management. The agreement terminates on October 31, 2000, unless sooner terminated as provided therein. The agreement provides for an annual base salary of $175,000 per year (plus a performance bonus of up to 10% of Mr. Juliano's annual base salary, in the discretion of the Board of Directors). Pursuant to the agreement, Mr. Juliano received on the commencement of his employment 36,000 shares of restricted Common Stock, of which 25% became vested on April 1, 1997 and an additional 25% becomes vested on October 31 of each of 1998, 1999 and 2000, provided that all options will immediately vest upon the sale of the Corporation. The agreement also contains a non-competition provision pursuant to which Mr. Juliano is prohibited from competing with the Corporation during his employment with the Corporation and for one year thereafter.



     The Corporation has an employment agreement, dated June 1994, as amended in September, 1996 and again in April, 1997, with Barry K. Lewis, Senior Vice President of Customer Services. The agreement, which is effective until July 4, 1999, unless sooner terminated as provided therein, provides for an annual base salary of $145,000 per year (plus performance bonuses to be determined in the discretion of the Board of Directors). The agreement also contains a non-competition provision pursuant to which Mr. Lewis is prohibited from competing with the Corporation during his employment with the Corporation and for one year thereafter.


     The Corporation has entered into an employment agreement with Peter L. Masanotti, Executive Vice President Operations and General Counsel, dated July 5, 1996, as amended in August, 1997 and again in January, 1998. The agree-ment is effective until December 31, 2000 unless earlier terminated or automatically renewed for additional one-year terms, and provides that Mr. Masanotti will receive an annual base salary of $250,000 (plus increases determined in the discretion of the Corporation and performance bonuses to be determined in the discretion of the Board of Directors). Mr. Masanotti may not compete with the Corporation during his employment with the Corporation and for one year thereafter. Upon a change in control of the Corporation, as defined in the agreement, Mr. Masanotti is entitled to receive a lump sum payment in an amount equal to 36 months of base salary and immediate vesting of all outstanding stock options.


 Summary Compensation Table

     The following table sets forth the compensation for the fiscal years ended December 31, 1995, 1996 and 1997 for the Corporation's Chief Executive Officers and its four most highly compensated executive officers (other than the Chief Executive Officers) whose total annual salary and bonus exceeded $100,000 in 1997 (the Chief Executive Officers and such other executive officers are hereinafter referred to as the "Named Executive Officers"):


                          SUMMARY COMPENSATION TABLE


                                                     Annual                         Long-Term
                                                  Compensation                 Compensation Awards
                                           --------------------------   ---------------------------------
                                                                            Restricted       Securities         All Other
                                 Fiscal                                       Stock          Underlying        Compensation
 Name and Principal Position      Year      Salary ($)     Bonus ($)        Awards ($)       Options (#)           ($)
-----------------------------   --------   ------------   -----------   -----------------   -------------   -----------------
Peter P. Bassermann .........   1997         $ 55,000            --              --          150,000                 --
 President, Chief Executive
 Officer and Director(1)

Charles L. Bakes ............   1997          120,000            --              --               --                 --
 Chairman, President, Chief     1996          362,136      $ 87,084              --               --                 --
 Executive Officer and          1995          239,950       308,825              --               --                 --
 Director(2)

Peter L. Masanotti ..........   1997          133,250            --              --           84,000                 --
 Executive Vice President,      1996           51,442            --        $341,220(3)        21,000                 --
 General Counsel and Director   1995               --            --              --               --                 --

Lewis D. Bakes ..............   1997          150,000            --              --               --                 --
 Executive Vice President,      1996          376,647        87,083              --               --                 --
 Chief Operating Officer,       1995          321,172       290,913              --               --                 --
 Secretary and Director

Barry K. Lewis ..............   1997          145,278            --              --           52,500                 --
 Senior Vice President of       1996          129,588            --         293,145(4)        21,000            $275,000(5)
 Customer Services              1995          115,000         7,500              --               --                 --

Joseph A. Juliano ...........   1997          177,288            --              --           52,500                 --
 Executive Vice President of    1996           27,596            --         372,000(6)        15,000                 --
 Strategic Product Management   1995                             --              --               --                 --

----------------
(1) Mr. Bassermann replaced Mr. C. Bakes as Chief Executive Officer in September, 1997.
(2) Mr. C. Bakes resigned as President and Chief Executive Officer in September, 1997 and resigned as Chairman in February, 1998.
(3) Represents 42,652 shares of restricted stock which were valued at $909,636 as of December 31, 1997. To the extent dividends are paid on shares of Common Stock, dividends will be paid on all shares of restricted stock.

(4) Represents 27,499 shares of restricted stock which were valued at $586,473 as of December 31, 1997.
(5) Mr. Lewis received a one-time payment of $275,000 on November 7, 1996 pursuant to the terms of his employment agreement with the Corporation.
(6) Represents 36,000 shares of restricted stock which were valued at $767,760 as of December 31, 1997.

 Option Grants Table

     The following table sets forth certain information concerning grants of stock options made during fiscal 1997 to each of the Named Executive Officers:


                       OPTION GRANTS IN LAST FISCAL YEAR

                                                      Individual Grants
                                -------------------------------------------------------------
                                                                                                    Potential Realizable
                                                                                                      Value at Assumed
                                    Number of       Percentage of                                     Annual Rates of Stock
                                   Securities       Total Options     Exercise                       Price Appreciation for
                                   Underlying         Granted to      Price Per                          Option Term(2)
                                     Options         Employees in       Share      Expiration   --------------------------------
Name                               Granted(#)        Fiscal Year       ($/Sh)       Date(1)         5% ($)         10% ($)
-----------------------------   ----------------   ---------------   ----------   -----------   -------------   -------------
Peter P. Bassermann .........      150,000(3)             7.1%          $16.25     09/03/07      $1,532,930      $3,884,747
Charles L. Bakes ............          --                  --              --         --             --              --
Peter L. Masanotti ..........       37,500(4)             1.8%            7.75     04/08/07         309,826         665,493
                                    15,000(5)             0.7%           11.50     06/02/07         108,484         274,920
                                    31,500(5)             1.5%           15.50     08/28/07         307,057         778,144
Lewis D. Bakes ..............          --                  --              --         --             --              --
Barry K. Lewis ..............       37,500(4)             1.8%            7.75     04/08/07         309,826         665,493
                                    15,000(5)             0.7%           11.50     06/02/07         108,484         274,920
Joseph A. Juliano ...........       37,500(4)             1.8%            7.75     04/08/07         309,826         665,493
                                    15,000(5)             0.7%           11.50     06/02/07         108,484         274,920

----------------
(1) The expiration date of an option is the tenth anniversary of the date on which the option was originally granted.
(2) The amounts shown in these columns represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the optionholders' continued employment, and the date on which the options are exercised.
(3) Options become exercisable in 16 quarterly installments beginning on the date of grant.
(4) Options become exercisable in four equal annual installments beginning on the first anniversary of the date of grant.

(5) Options become exercisable in two equal annual installments beginning on the first anniversary of the date of grant.

 Aggregated Option Exercises and Year-End Option Table

     The following table sets forth certain information concerning each exercise of a stock option during the fiscal year ended December 31, 1997 by each of the Named Executive Officers and the number and value of unexercised options held by each of the Named Executive Officers on December 31, 1997:


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                     Number of Shares         Value of Unexercised
                                                                   Underlying Option at       in the Money Options
                                                                    Fiscal Year-End (#)     at Fiscal Year-End($)(1)
                                                                  ----------------------   -------------------------
                                    Shares
                                  Acquired on         Value            Exercisable/               Exercisable/
Name                             Exercise (#)     Realized ($)         Unexercisable             Unexercisable
-----------------------------   --------------   --------------   ----------------------   -------------------------
Peter P. Bassermann .........           --                --          9,375/140,625              $47,625/714,375
Charles L. Bakes ............           --                --                --                         0/0
Peter L. Masanotti ..........        4,500           $45,501           4,125/96,375             56,017/1,008,397
Lewis D. Bakes ..............           --                --                --                        0/0
Barry K. Lewis ..............           --                --           8,625/64,875              117,127/824,752
Joseph A. Juliano ...........        5,250            48,312           1,500/60,750               20,370/768,735


----------------
(1) Based on the difference between each option exercise price and the fair market value of the Common Stock as of December 31, 1997 ($21.33 per share, as quoted on the Nasdaq National Market) multiplied by the number of shares underlying the options.

 Option Repricing

     The following table sets forth certain information concerning all repricings of options held by any executive officer of the Corporation since October 24, 1996 (the date on which the Corporation became a reporting company under the Securities Exchange Act of 1934):


                           10-YEAR OPTION REPRICINGS



                                                                                                 Length of Original
                                        Number of     Exercise Price per                            Option Term
                                     Shares Subject    Share at Time of                         Remaining at Date of
                                        to Option        Repricing or      New Exercise Price       Repricing or
Executive Officer           Date      Repriced (#)       Amendment ($)      Per Share ($)(1)         Amendment
-------------------------- -------- ---------------- -------------------- -------------------- ---------------------
Peter L. Masanotti ....... 5/2/97      37,500            $  9.83              $  7.75                 9.9 years
                           5/2/97       3,000              14.00                 7.75                 9.6 years
                           5/2/97      18,000               9.33                 7.75                 9.4 years

Joseph A. Juliano ........ 5/2/97      37,500               9.83                 7.75                 9.9 years
                           5/2/97       3,000              14.00                 7.75                 9.6 years
                           5/2/97      12,000               9.33                 7.75                 9.4 years

Barry K. Lewis ........... 5/2/97      37,500               9.83                 7.75                 9.9 years
                           5/2/97       3,000              14.00                 7.75                 9.6 years
                           5/2/97      18,000               9.33                 7.75                 9.4 years

James V. O'Neill ......... 5/2/97       3,000              14.00                 7.75                 9.6 years
                           5/2/97       9,000               9.33                 7.75                 9.4 years



----------------
(1) The exercise price per share is equal to the market price per share of the Common Stock at the time of the repricing.

Report of the Board of Directors on Executive Compensation

     The Corporation's Board of Directors, in consultation with the members of the Compensation Committee, was responsible for establishing compensation for 1997 with respect to the Corporation's executive officers, including the Chief Executive Officer. The Board of Directors sought to achieve two primary goals in connection with the Corporation's executive compensation programs and decisions regarding individual compensation. First, the Board of Directors structured executive compensation programs in a manner that it believed would enable the Corporation to attract and retain key executives. In order to ensure continuity of certain key members of management, the Board of Directors approved multi-year employment contracts for executive officers. Second, the Corporation's executive compensation programs are intended to provide executives with an equity interest in the Corporation so as to link a portion of the compensation of the Corporation's executives with the performance of the Corporation's Common Stock.

     The compensation programs for the Corporation's executives established by the Board of Directors consist of a base salary, an annual cash bonus and/or a stock-based equity incentive award.

     In establishing base salaries for the executive officers, including the Chief Executive Officer, the Board of Directors monitored salaries at other companies, particularly those that are in the same industry as the Corporation or related industries and/or located in the same general geographic area as the Corporation, considered historic salary levels of the individual and the nature of the individual's responsibilities and compared the individual's base salary with those of other executives at the Corporation. To the extent determined to be appropriate, the Board of Directors also considered the Corporation's financial performance and the individual's performance.

     In establishing bonuses for the executive officers, including the Chief Executive Officer, the Board of Directors considered a combination of individual and corporate performance during the past year.


     A number of the executive officers hold a substantial security interest in the Corporation. For those executive officers who do not hold such an interest, the Board of Directors has used restricted stock grants and stock options as a significant element of the compensation package. It is not currently the policy of the Board of Directors or the Compensation Committee to grant stock options to executives annually, and the timing of grants to executives, if any, will depend upon a number of factors, including new hires of executives, the executives' current stock and option holdings and such other factors as the Board of Directors or the Compensation Committee deems relevant. When granting stock options, it has generally been the policy of the Board of Directors to fix the exercise price of such options at 100% of the fair market value of the Common Stock on the date of grant.


Option Repricing

     As noted above, the Board of Directors of the Corporation uses stock options as a significant element of the compensation package of executive officers, because they align the motivations and rewards of executive officers with those of the Corporation's stockholders and because of the important retentive value served by the vesting schedule of the options. The Board of Directors believes that for these same reasons, stock options are a critical component of the compensation package of all key employees of the Corporation. Moreover, in light of the intense competition among companies for highly skilled engineering, sales and managerial personnel, the Board of Directors believes that it is extremely difficult to attract and retain high quality employees without a meaningful stock option package to offer such employees.


     The market value of the Common Stock of the Corporation, which was above $13.33 per share from mid-November 1996 to early March 1997, steadily decreased from March to May, and generally hovered around $7.33 and $8.00 per share during late April and early May 1997. As a result of this decline, virtually all of the outstanding stock options of the Corporation had exercise prices in excess of the market value of the Common Stock. After several meetings and discussions with members of management, the Board of Directors concluded that the motivational and retentive value of the outstanding stock options of the Corporation had been significantly diminished, and that it was critical for the Corporation to restore the value of outstanding stock options as a means of motivating and retaining employees in order to promote the successful implementation of the Corporation's growth strategies.

     Accordingly, on May 2, 1997, the Board of Directors approved a stock option exchange program, pursuant to which employees of the Corporation holding stock options under the Corporation's 1996 Stock Incentive Plan were given the opportunity to exchange the unexercised portion of such options for new options covering an equal number of shares and having an exercise price of $7.75 per share (the fair market value of the Common Stock on such date). Other than the exercise price, these new options had the same terms as the options cancelled in exchange therefor.

     In its deliberations over whether to authorize this stock option exchange program, the Committee considered at length the potential disadvantages of such an exchange program, including its dilutive effect on, and possible negative reactions among, the existing stockholders of the Corporation. While fully cognizant of the potential disadvantages of the stock option exchange program, it was the conclusion of the Board of Directors that, given the dependence of the Corporation on skilled employees and the intense competition for such employees, the Corporation could not realistically hope to implement its new business strategies and return to profitability unless the stock option exchange program was implemented.

Section 162(m)

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In this regard, the Corporation has limited the number of shares subject to stock options which may be granted to Corporation employees in a manner that complies with the performance-based requirements of
Section 162(m). It does not appear that the Section 162(m) limitation will have a significant impact on the Corporation in the near term. While the Committee does not currently intend to qualify its annual bonus awards as a performance-based plan, it will continue to monitor the impact of Section 162(m) on the Corporation.


                                           BOARD OF DIRECTORS
                                           Charles L. Bakes
                                           Lewis D. Bakes
                                           Peter P. Bassermann
                                           Stuart L. Bell
                                           Peter L. Masanotti
                                           Stephen J. Saft


Compensation Committee Interlocks and Insider Participation

     The Corporation's Board of Directors, in consultation with the Compensation Committee, was responsible for establishing compensation for 1997 with respect to the Corporation's executive officers, including the Chief Executive Officer. Peter P. Bassermann, Lewis D. Bakes and Peter L. Masanotti, executive officers of the Corporation, are members of the Board of Directors. Charles L. Bakes was a member of the Board of Directors during 1997 and served as Chief Executive Officer until September, 1997 and as Chairman of the Board until he resigned in February, 1998.


     The current members of the Corporation's Compensation Committee are Messrs. Bell and Saft. No executive officer of the Corporation has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director of or member of the Compensation Committee of the Corporation.

Certain Transactions

     Since January 1, 1997, the Corporation has entered into or engaged in the following transactions with the following directors, officers and stockholders who beneficially own more than 5% of the outstanding Common Stock of the Corporation ("5% Stockholders"), and affiliates of such directors, officers and 5% Stockholders:

     The Corporation loaned Mr. Masanotti, a director and executive officer of the Corporation, and his wife $50,000 on December 19, 1996 and $110,000 on April 10, 1997. The loans, which are due on June 18, 1998 and April 9, 1999, respectively, were used for the payment of taxes, have an annual interest rate of 8.5% and are secured by a pledge in favor of the Corporation of Common Stock held by Mrs. Masanotti. The amounts of indebtedness outstanding as of January 20, 1998 were $54,635 and $116,232, respectively.

     On December 31, 1996 and January 1, 1997, the Corporation loaned Mr. Juliano, an executive officer of the Corporation, an aggregate of $106,000, at an interest rate of 8.5% per annum pursuant to three promissory notes. Of the total amount, $40,000 was due on February 28, 1997 and was repaid in February 1997. Of the remaining $66,000 outstanding, $54,000 is payable on November 2, 1998 and $12,000 is payable on demand by the Corporation. The $54,000 is secured by a pledge in favor of the Corporation of 36,000 shares of restricted Common Stock held by Mr. Juliano.

     For a description of employment agreements between the Corporation and Named Executive Officers, see "Compensation of Executive Officers--Employment Agreements" above. For a description of stock options granted to certain directors of the Corporation, see "Director Compensation" above.

Stock Performance Graph

     The following graph compares the cumulative total stockholder return on the Common Stock of the Corporation between October 24, 1996 (the date the Corporation's Common Stock commenced public trading) and December 31, 1997 with the cumulative total return of (i) the Standard & Poor's 500 Index (the "S&P 500 Index") and (ii) the Standard and Poor's Computers Index (Software and Services) (the "S&P Computers Index"), over the same period. This graph assumes the investment of $100.00 on October 24, 1996 in the Corporation's Common Stock, the S&P 500 Index and the S&P Computers Index, and assumes any dividends are reinvested.


                COMPARISON OF 14 MONTH CUMULATIVE TOTAL RETURN*

           Among International Telecommunication Data Systems, Inc.,

      The S&P 500 Index and the S&P Computers (Software & Services) Index

[PLOT POINTS FOR GRAPHIC (SEE BELOW)]

                                         Oct. 24, 1996     Dec. 31, 1996     Dec. 31, 1997
                                        ---------------   ---------------   --------------
INTERNATIONAL TELECOMMUNICATION DATA
 SYSTEMS, INC.                                $100              $152             $200
S&P 500 INDEX                                 $100              $108             $144
S&P COMPUTERS INDEX                           $100              $111             $155



   *$100 INVESTED ON 10/24/96 IN STOCK OR ON 9/30/96 IN INDEX -- INCLUDING
    REINVESTMENT OF DIVIDENDS, FISCAL YEAR ENDING DECEMBER 31.

           RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected the firm of Ernst & Young LLP as the Corporation's independent auditors for the current fiscal year. Ernst & Young LLP served as the Corporation's independent auditors for the year ended December 31, 1997. Although stockholder approval of the Board of Directors' selection of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions from stockholders.


        PROPOSAL TO APPROVE THE CORPORATION'S 1998 STOCK INCENTIVE PLAN


     On February 2, 1998 the Board of Directors adopted the 1998 Stock Incentive Plan (the "1998 Plan"), subject to stockholder approval. Up to 1,125,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 1998 Plan.

     Approval of the 1998 Plan requires the affirmative vote of the holders of a majority of shares of Common Stock present or represented by proxy and voting on the matter at the Annual Meeting.


     The Board of Directors believes that the future success of the Corporation depends, in large part, upon the ability of the Corporation to maintain a competitive position in attracting, retaining and motivating key personnel. The Board believes that stock options are a significant element of the compensation offered to the employees of the Corporation and that stock options are instrumental to the Corporation's efforts to remain competitive in attracting, retaining and motivating highly skilled personnel. Prior to the initial public offering of the Common Stock of the Corporation in October, 1996, none of the employees of the Corporation had stock options. Since October, 1996 the Board of Directors has granted options to approximately 328 employees of the Corporation, including 129 employees of ITDS Intelicom Services, Inc. upon the acquisition of such company in January 1998. In addition, the Board of Directors has offered stock options to several recently hired executive officers and key employees. As a result of the stock options granted since October 1996, the Corporation has available for future issuance under its existing stock incentive plans approximately 46,500 shares of Common Stock. Accordingly, the Board of Directors believes adoption of the 1998 Plan is in the best interests of the Corporation and its stockholders and recommends a vote FOR this proposal.


Summary of the 1998 Plan

     The following summary of the 1998 Plan is qualified in its entirety by reference to the 1998 Plan, a copy of which is filed with the Corporation's Annual Report on Form 10-K.

Description of Awards

     The 1998 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively "Awards").


     Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Corporation). Options may not be granted for a term in excess of ten years. The 1998 Plan permits the Board to determine the manner of payment of the exercise price of options, including payment by cash, check or, in connection with a "cashless exercise", through a broker, by surrender to the Corporation of shares of Common Stock, by delivery to the Corporation of a promissory note, or by any other lawful means.

     Restricted Stock Awards. Restricted stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Corporation to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.


     Other Stock-Based Awards. Under the 1998 Plan, the Board has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.


 Eligibility to Receive Awards


     Officers, employees, directors, consultants and advisors of the Corporation and its subsidiaries are eligible to be granted Awards under the 1998 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which an Award may be granted to any participant under the 1998 Plan may not exceed 200,000 shares per calendar year. The 1998 Plan also limits to 100,000 the number of shares of Common Stock subject to Awards that can be issued for less than fair market value as determined on the date of grant.

     As of February 13, 1998, approximately 674 persons were eligible to receive Awards under the 1998 Plan, including the Corporation's nine executive officers and two non-employee directors. The granting of Awards under the 1998 Plan is discretionary, and the Corporation cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

     On February 24, 1998, the last reported sale price of the Corporation's Common Stock on the Nasdaq National Market was $27.50.



 Administration


     The 1998 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1998 Plan and to interpret the provisions of the 1998 Plan. Pursuant to the terms of the 1998 Plan, the Board of Directors may delegate authority under the 1998 Plan to one or more committees of the Board, and subject to certain limitations, to one or more executive officers of the Corporation. The Board has authorized the Compensation Committee to administer certain aspects of the 1998 Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 1998 Plan, the Board of Directors, the Compensation Committee, or any other committee or executive officer to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.



     The Board of Directors is required to make appropriate adjustments in connection with the 1998 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or certain other acquisition events, the Board of Directors is authorized to provide for outstanding Options or other stock-based Awards to be assumed or substituted for, to make the Awards fully exercisable prior to consummation of the Acquisition Event or to provide for a cash out of the value of any outstanding options. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 1998 Plan.

 Amendment or Termination

     No Award may be made under the 1998 Plan after February 2, 2008, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 1998 Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Corporation's stockholders.


Federal Income Tax Consequences

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1998 Plan and with respect to the sale of Common Stock acquired under the 1998 Plan.

 Incentive Stock Options

     In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

 Nonstatutory Stock Options

     As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

 Restricted Stock Awards

     A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a
Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.


     Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the Award is granted if a Section 83(b) Election is made.


 Other Stock-Based Awards

     The tax consequences associated with any other stock-based Award granted under the 1998 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant's holding period and tax basis for the Award or underlying Common Stock.

 Maximum Income Tax Rates on Capital Gain and Ordinary Income

     Long-term capital gain will be taxable at a maximum rate of 20% if attributable to Common Stock held for more than eighteen months and at a maximum rate of 28% if attributable to Common Stock held for more than one year but not more than eighteen months. Short-term capital gain and ordinary income will be taxable at a maximum rate of 39.6%. Phaseouts of personal exemptions and reductions of allowable itemized deductions at higher levels of income may result in slightly higher marginal tax rates. Ordinary compensation income will also be subject to a Medicare tax and, under certain circumstances, a social security tax.


 Tax Consequences to the Corporation

     The grant of an Award under the 1998 Plan will have no tax consequences to the Corporation. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1998 Plan will have any tax consequences to the Corporation. The Corporation generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1998 Plan, including in connection with a restricted stock Award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition, or Section 83(b) Election. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Corporation will have a withholding obligation with respect to any ordinary compensation income recognized by participants under the 1998 Plan who are employees or otherwise subject to withholding in connection with a restricted stock Award or the exercise of a nonstatutory stock option.

                                 OTHER MATTERS

Matters to be Considered at the Meeting

     The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

Solicitation of Proxies

     The Corporation will bear the costs of soliciting proxies. In addition to solicitations by mail, the Corporation's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Corporation will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. The Corporation will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

Stockholder Proposals for 1998 Annual Meeting

     Any proposal that a stockholder intends to present at the 1998 Annual Meeting of Stockholders must be submitted to the Secretary of the Corporation at its offices, 225 High Ridge Road, Stamford, Connecticut 06905, no later than November 6, 1998 in order to be considered for inclusion in the Proxy Statement relating to that meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely on its review of copies of reports filed by the Corporation's directors and executive officers and persons beneficially owning more than 10% of the Corporation's Common Stock pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, or written representations from certain Reporting Persons, the Corporation believes that during 1997 all filings required to be made by its Reporting Persons were timely made. A gift made in 1996 to a trust for the benefit of Mr. L. Bakes's children was not initially disclosed as beneficially owned by Mr. Bakes; the trust shares have been properly added to his beneficial ownership for 1997.


                         By Order of the Board of Directors,

                         Lewis D. Bakes, Secretary

     March 6, 1998

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                        Appendix

               INTERNATIONAL TELECOMMUNICATION DATA SYSTEMS, INC.

                           1998 STOCK INCENTIVE PLAN


1.   Purpose

     The purpose of this 1998 Stock Incentive Plan (the "Plan") of International Telecommunication Data Systems, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of International Telecommunication Data Systems, Inc. as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.   Eligibility

     All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, or other stock-based awards (each, an "Award") under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant".

3.   Administration, Delegation

     (a) Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     (b) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

     (c) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). During the periods when the common stock, $.01 par value per share, of the Company (the "Common Stock") is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the Board may appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of
Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act." All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.   Stock Available for Awards

     (a) Number of Shares. Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to 1,125,000 shares of Common Stock provided that Awards for no more than 100,000 shares of Common Stock (other than options granted with an exercise price equal to 100% of fair market value) may be issued in any one calendar year. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) Per-Participant Limit. Subject to adjustment under Section 4(c), the maximum number of shares with respect to which an Award may be granted to any Participant under the Plan shall be 200,000 per calendar year. The per-participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

     (c) Adjustment to Common Stock. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of security and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to each outstanding Restricted

Stock Award, and (iv) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this
Section 4(c) applies and Section 8(e)(1) also applies to any event, Section 8(e)(1) shall be applicable to such event, and this Section 4(c) shall not be applicable.

5.   Stock Options

     (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

     (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

     (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement. No Option will be granted for a term in excess of 10 years.

     (e) Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

         (1) in cash or by check, payable to the order of the Company;

         (2) except as the Board may otherwise provide in an Option Agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, or
(iii) delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery;

         (3) to the extent permitted by the Board and explicitly provided in an Option Agreement (i) by delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) by payment of such other lawful consideration as the Board may determine; or

         (4) any combination of the above permitted forms of payment.

6.   Restricted Stock

     (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, "Restricted Stock Award").

     (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.   Other Stock-Based Awards

     The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into

Common Stock and the grant of stock appreciation rights.

8.   General Provisions Applicable to Awards

     (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (b) Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     (c) Board Discretion. Except as otherwise provided by the Plan, each type of Award may be made alone or in addition or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

     (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     (e) Acquisition Events

         (1) Consequences of Acquisition Events. Upon the occurrence of an Acquisition Event (as defined below), or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall take any one or more of the following actions with respect to then outstanding Awards: (i) provide that outstanding Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code; (ii) upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time (the "Acceleration Time") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants between the Acceleration Time and the consummation of such Acquisition Event; (iii) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options; (iv) provide that all Restricted Stock Awards then outstanding shall become free of all restrictions prior to the consummation of the Acquisition Event; and (v) provide that any other stock-based Awards outstanding (A) shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award, prior to the consummation of the Acquisition Event, or (B), if applicable, shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof).

     An "Acquisition Event" shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; or (c) the complete liquidation of the Company.

         (2) Assumption of Options Upon Certain Events. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

     (f) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (g) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (h) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     (i) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of all restrictions or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9.   Miscellaneous

     (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

     (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant designated as subject to Section 162(m) by the Board shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the

Company's stockholders, but Awards previously granted may extend beyond that date.

     (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no Award granted to a Participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders.

     (e) Stockholder Approval. For purposes of this Plan, stockholder approval shall mean approval by a vote of the stockholders in accordance with the requirements of Section 162(m) of the Code.

     (f) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

PROXY                                                                    PROXY

              INTERNATIONAL TELECOMMUNICATION DATA SYSTEMS, INC.

                ANNUAL MEETING OF STOCKHOLDERS--April 13, 1998

     The undersigned, having received notice of the meeting and management's Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) Peter P. Bassermann, Stuart L. Bell and John H. Chory, Esq., and each of them (with full power of substitution), as proxies of the undersigned to attend the Annual Meeting of Stockholders of International Telecommunication Data Systems, Inc. (the "Company") to be held on Monday, April 13, 1998, and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

     Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

     In their discretion, the named Proxies are authorized to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.


              PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE

A [X] Please mark your votes as in this example.

                                WITHHOLD
                    FOR         AUTHORITY         Nominees: Lewis D. Bakes
                    [ ]            [ ]                      Peter P. Bassermann
1. To elect
   Class II
   Directors:

(INSTRUCTION: To withhold authority for any individual nominee, write the nominee's name in the space provided below.)


----------------------------------------

                                                                   FOR   AGAINST   ABSTAIN
2. To approve the Corporation's 1998 Stock Incentive Plan.         [ ]     [ ]       [ ]
                                                                   FOR   AGAINST   ABSTAIN
3. To ratify the selection of Ernst & Young LLP as the Company's   [ ]     [ ]       [ ]
   independent auditors for the current fiscal year.

     The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal specified above, this proxy will be voted for such election to office or proposal.

     This proxy is solicited on behalf of the Board of Directors of the Company.


Signature(s): ______________  Signature(s): ____________ Dated: _______________

NOTE: Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.